Exhibit 10.9

MANNING & NAPIER
2018 LONG-TERM INCENTIVE PLAN
1.Purpose
Manning & Napier, Inc. and Manning & Napier Advisors, LLC hereby adopt this Manning & Napier, Inc. 2018 Long-Term Incentive Plan effective as of November 8, 2018. The Plan is intended to reward and retain key contributors and to further align their interests with those of the shareholders of the Company and the Manning & Napier Fund, Inc. by providing for incentive awards in various investment options.
2.    Definitions
As used in this Plan, the following terms shall have the following meanings:
2.1.    “2011 Incentive Plan” means the Manning & Napier, Inc. 2011 Equity Compensation Plan, as amended and restated from time to time, including any successor plan thereto.
2.2.     “Account” means a notional, bookkeeping account established under the Plan for a Participant to reflect the Participant’s Award and the Investment Units to which the Award is allocated, as adjusted to reflect all applicable Investment Adjustments in accordance with Section 7 and payments pursuant to Section 9.
2.3.    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
2.4.    “Award” means an amount credited by the Company, MN Advisors or any of their Affiliates to a Participant’s Account, which will be allocated to Investment Units from the available Investment Options pursuant to Section 7.
2.5.    “Award Agreement” means the award agreement or similar documentation and any other forms or documents evidencing the terms of an Award under the Plan, including any notice of grant.
2.6.    “Board” means the Board of Directors of the Company.
2.7.    “Cause” means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based on a finding by the Committee, that the Participant engaged in conduct (a) which involves fraud, moral turpitude, willful misconduct, bad faith or commission of a crime that is classified as a felony under New York law and in the reasonable opinion of the Board is injurious to the Company, MN Advisors or their Affiliates, or (b) that

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constitutes grounds for termination for cause under the Participant’s employment, consulting or service agreement with the Company, MN Advisors or their Affiliates, to the extent applicable, or under any policies in effect applicable to the Participant and relating to his or her employment by, or association with, the Company, MN Advisors or their Affiliates.
2.8.    “Change in Control” has the meaning given such term in the 2011 Incentive Plan.
2.9.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder. To the extent that reference is made to any particular section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.
2.10.    “Committee” means the Committee that administers the 2011 Incentive Plan.
2.11.    “Company” means Manning & Napier, Inc., a corporation organized under the laws of the State of Delaware.
2.12.    “Designation Date” shall mean the date or dates as of which a designation of investment directions by a Participant pursuant to Section 7, or any change in a prior designation of investment directions by a Participant pursuant to Section 7, shall become effective. The Designation Dates in a particular year shall be determined by the Committee; provided, however, that each trading day of the NYSE shall be available as a Designation Date unless the Committee selects different Designation Dates.
2.13.    “Effective Date” means the date this Plan is adopted by the Committee on behalf of the Company and MN Advisors.
2.14.    “Employee” means a person who is an employee of the Company, MN Advisors or any of their Affiliates, as determined by the Committee in its sole discretion.
2.15.    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
2.16.     “Fair Market Value” of an Investment Unit on any given date means the Net Asset Value (“NAV”) per share of the Investment Option underlying the Investment Unit on that date. The NAV of an Investment Option for a given date is the current value of one share of such Investment Option, as determined by the accounting agent of the Investment Option at the close of financial markets on such date. Any mutual fund trades placed while the NYSE is open will be transacted at the NAV calculated at market close. Otherwise, trades placed will be transacted at the following business day’s NAV.
2.17.    “Fund” means the Manning & Napier Fund, Inc., a corporation organized under the laws of Maryland.
2.18.    “Grant Date” means the date as of which an Award is granted, as determined under Section 6.1.

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2.19.    “Investment Adjustment” means an adjustment made to the balance of an Account for an Award in accordance with Section 7 to reflect the performance of the Investment Units to which the value of the Account for that Award or portion thereof is allocated and measured.
2.20.    “Investment Agent” means the person appointed by MN Advisors to invest the Accounts of Participants, or if no person is so designated, the Committee.
2.21.    “Investment Option” means an investment option made available under the Plan from time to time by the Committee for purposes of valuing Awards and Accounts for Awards. In the event that an Investment Option ceases to exist or is no longer to be an Investment Option, the Committee may designate a substitute Investment Option for the discontinued investment option.
2.22.    “Investment Unit” means a restricted unit whose value is equal to 100 percent of the value of one share of the underlying Investment Option. A Participant does not have any interest in the shares of the Investment Option upon which the value of an Investment Unit is based, nor any ownership rights, including voting and dividend rights, unless and until the Investment Unit vests and a share of such Investment Option is issued to the Participant.
2.23.    “Managing Member” means the Company, as the Managing Member of Manning & Napier Group, LLC.
2.24.    “MN Advisors means Manning & Napier Advisors, LLC, a limited liability company organized under the laws of the State of Delaware.
2.25.    “NYSE” means the New York Stock Exchange.
2.26.    “Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of MN Advisors, dated as of October 6, 2011, as in effect from time to time.
2.27.    “Participant” means any holder of an outstanding Award under the Plan.
2.28.    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.
2.29.    “Plan” means this Manning & Napier, Inc. 2018 Long-Term Incentive Plan, as amend from time to time, and including any attachments or addenda hereto.
2.30.    “Specified Employee” means a key employee as defined under Section 409A of the Code.
2.31.    “Vesting Date” has the meaning given to such term in Section 6.2.
3.    Term of the Plan
Awards may be granted under the Plan at any time prior to the termination of the Plan by the Company. Awards granted pursuant to the Plan shall not expire solely by reason of the termination of the Plan.

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4.    Administration
The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to the Awards to be granted by the Company, MN Advisors or any of their Affiliates under the Plan including the Employees to receive Awards. In making such determinations, the Committee may take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Company, MN Advisors and their Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or any Awards made pursuant hereto.
5.    Authorization of Grants
5.1.    Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards to any Employee.
5.2.    General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.
5.3.    Non-Transferability of Awards. Awards shall not be transferable, and no Awards or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
5.4.    Conditions to Receipt of Awards.
(a)    Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.
(b)    Notwithstanding anything herein to the contrary, no Award may be made to an individual who has committed any act which could serve as a basis for (i) denial, suspension or revocation of the registration of any investment adviser, including Affiliates of the Company or MN Advisors, under Section 203(e) of the Investment Advisers Act of 1940, as amended, or Rule 206(4)-4(b) thereunder, or for disqualification of any investment adviser, including Affiliates of the Company or MN Advisors, as an investment adviser to a registered investment company pursuant to Sections 9(a) or 9(b) of the Investment Company Act of 1940, as amended, (ii) precluding the Company, MN Advisors or their respective Affiliates from acting as a fiduciary by operation of Section 411 of the Employee Retirement Income Security Act of 1974, as amended, or (iii)

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precluding the Company, MN Advisors or their respective Affiliates from qualifying as a “qualified professional asset manager” within the meaning of Department of Labor Prohibited Transaction Exemption 84-14.
6.    Specific Terms of Awards
6.1.    Date of Grant. The granting of an Award shall take place at the time specified in the Award Agreement. Awards credited to an Employee’s Account under the Plan will be credited in Investment Units pursuant to Section 7.
6.2.    Vesting. Except as otherwise provided by Section 8, a Participant shall vest in his or her Award on the dates specified in the applicable Award Agreement (each, a “Vesting Date”). The Vesting Dates of Awards set forth in the Award Agreement shall be established by the Committee in its sole discretion and may vary for each Participant. In the event that the Award Agreements do not specify the Vesting Dates, and in the absence of any Committee action, a Participant shall vest in his or her Award according to the following schedule: (a) one-third of the Award shall vest on the first anniversary of the Grant Date; (b) one-third of the Award shall vest on the second anniversary of the Grant Date; and (c) the remaining one-third of the Award shall vest on the third anniversary of the Grant Date. Notwithstanding anything to the contrary contained in the Plan or any Award Agreement, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any Awards.
6.3.    Termination of Association with the Company. Unless the Committee shall provide otherwise in the applicable Award Agreement for any Award of Incentive Units, upon termination of a Participant’s employment or other association with the Company, MN Advisors and their Affiliates for any reason prior to the applicable Vesting Date, any unvested portion of an outstanding Award shall be forfeited on the terms specified in the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association if it does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.
6.4.    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.
7.    Investment Options and Investment Adjustments

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7.1.    Investment Options.
(a)    Establishment. The Committee shall establish from time to time the Investment Option(s) that will be available under the Plan. At any time, the Committee may, in its discretion, add one or more additional Investment Options under the Plan, and in connection with any such addition, may permit Participants to select from among the then-available Investment Options under the Plan to measure the value of such Participants’ Accounts for their Awards. In addition, the Committee, in its sole discretion, may discontinue any Investment Option at any time, and provide for the portions of Participants’ Accounts designated to the discontinued Investment Option to be reallocated to another Investment Option(s).
(b)    Investment Direction. Subject to such limitations, operating rules and procedures as may from time to time be required by law, imposed by the Committee or contained elsewhere in the Plan, each Participant may communicate to the Investment Agent a direction (in accordance with this Section 7) as to how his or her Account for an Award should be deemed to be invested among the Investment Options made available by the Committee. The Participant’s investment directions shall designate the percentage (in any whole percent multiples, which must total 100 percent) of the portion of the subsequent contributions to the Participant’s Account for an Award which is requested to be deemed to be invested in such Investment Options, and shall be subject to the rules set forth below. The Investment Agent shall credit the value of the Participant’s Accounts in accordance with the directions of the Participant except to the extent that the Committee directs it to the contrary. The Committee has the authority, but not the requirement, in its sole and absolute discretion, to direct in the Award Agreement for a particular Award that a Participant’s Account for the Award be invested among such investments as it deems appropriate and advisable, which investments need not be the same for each Participant.
(c)    Form of Investment Direction. Any initial or subsequent investment direction shall be in writing to the Investment Agent on a form supplied by the Company, or, as permitted by the Investment Agent, may be by oral designation or electronic transmission designation to the Investment Agent. A designation shall be effective: (i) as of the Designation Date the direction is received and accepted by the Investment Agent if so received before the market close for the NYSE on such Designation Date, to the extent practicable; or (ii) as of the Designation Date next following the date the direction is received and accepted by the Investment Agent if not received before the market close for the NYSE on such Designation Date, or as soon thereafter as administratively practicable, subject to the Committee’s right to override such direction. The Participant may, if permitted by the Committee, make an investment direction to the Investment Agent for his or her existing Accounts as of a Designation Date and a separate investment direction to the Investment Agent for contribution credits to his or her Accounts for Awards occurring after the Designation Date.
(d)    Effect of Investment Direction. All amounts associated with a Participant’s Account for an Award shall be credited to Investment Options in accordance with the then effective investment direction, unless the Committee directs otherwise. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant’s Account for an

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Award is paid or forfeited in their entirety, or until a subsequent investment direction is received and accepted by the Investment Agent.
(e)    Change of Investment Direction. If a Participant files an investment direction with the Investment Agent for his or her existing Account for an Award as of a Designation Date which is received and accepted by the Investment Agent and not overridden by the Committee, then the Participant’s existing Account for the Award shall be deemed to be reallocated as of the next Designation Date (or as soon thereafter as administratively practicable) among the designated Investment Options according to the percentages specified in such investment direction. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant’s Account for an Award is paid or forfeited in its entirety, or until a subsequent investment direction is received and accepted by the Investment Agent.
(f)    Limits on Investment Direction. The Committee, in its sole discretion, may place limits on a Participant’s ability to make changes with respect to any Investment Options.
(g)    Invalid Investment Direction. If the Investment Agent receives an initial or subsequent investment direction with respect to an Account for an Award which it deems to be incomplete, unclear or improper, or which is unacceptable for some other reason (determined in the sole and absolute discretion of the Investment Agent), the Participant’s investment direction for such Account then in effect shall remain in effect (or, in the case of a deficiency in an initial investment direction, the Participant shall be deemed to have filed no investment direction) until the Participant files an investment direction for such Account acceptable to the Investment Agent.
(h)    Default Investment Direction. If the Investment Agent does not possess valid investment directions covering the full balance of a Participant’s Account for an Award or subsequent contributions thereto (including, without limitation, situations in which no investment direction has been filed, situations in which the investment direction is not acceptable to the Investment Agent under Section 7.1(g), or situations in which some or all of the Participant’s designated investments are no longer permissible Investment Options), the Participant shall be deemed to have directed that the undesignated portion of the Account for the Award be credited to a money-market fund or similar short-term investment fund; provided, however, the Committee may provide for the undesignated portion to be allocated to or among the Investment Option(s) that the Participant did designate in the same proportion as the designated portion, or may provide for any other allocation method it deems appropriate, in its discretion.
(i)    Indemnity for Investment Direction. None of the directors and employees (including, without limitation, each member of the Committee) of the Company, MN Advisors and their Affiliates and their designated agents and representatives shall have any liability whatsoever for the investment of a Participant’s Account, or for the investment performance of a Participant’s Account. Each Participant, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Company, MN Advisors and their Affiliates and their directors, managers and employees (including, without limitation, each member of the Committee) and their designated agents and representatives from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment direction of a Participant’s Account. The Investment Agent shall have no liability whatsoever for the investment direction of a Participant’s

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Account, or for the investment performance of a Participant’s Account. Each Participant, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Investment Agent, and its agents and representatives, from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment direction of a Participant’s Account.
7.2.    Adjustment of Accounts. While a Participant’s Account for an Award does not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s Accounts shall be adjusted in accordance with the Investment Option(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any notional cash earnings generated under an Investment Option (such as interest, cash dividends and short-term and long-term gains and other distributions) shall, at the Committee’s sole discretion, either be deemed to be credited in that Investment Option or in one or more other Investment Option(s) designated by the Committee. All notional acquisitions and dispositions of Investment Options under a Participant’s Account shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly. In addition, a Participant’s Account may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Option for the Participant’s Account.
7.3.    Valuation of Accounts Pending Payment. To the extent that the payment of any portion of any Account for an Award is deferred, whether pursuant to the terms of the Plan, or for any other reason, any amounts remaining to the credit of the Account for the Award shall continue to be adjusted pursuant to this Section 7.
8.    Change in Control Provisions
Unless otherwise determined by the Committee or evidenced in an applicable Award Agreement or employment or other agreement, in the event of a Change in Control, the Committee shall have the discretion, exercisable either in advance of such Change in Control or at the time thereof, to provide for one or more of the following: (a) the continuation of outstanding Awards after the Change in Control without change; and (b) the acceleration of the vesting of outstanding Awards on or prior to the closing of the Change in Control.
9.    Payment of Awards
9.1.    Time and Form of Payment.
(a)    Generally. Except as otherwise provided by this Section 9.1 or the applicable Award Agreement, a Participant’s Award or portion thereof shall be paid as soon as administratively practicable following the applicable Vesting Date for such Award or portion thereof, but in no event later than the 15th day of the third month of the year following the year in which the applicable Vesting Date occurs.
(b)    Death. Unless the applicable Award Agreement provides otherwise, in the event of the death of a Participant prior to the applicable Vesting Date, the Participant’s outstanding

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Awards shall be paid as soon as administratively practicable following the date of death, but in no event later than the 15th day of the third month of the year following the year in which the death occurs.
(c)    Termination of Employment. Unless the applicable Award Agreement provides otherwise, if the Committee accelerates the vesting of a Participant’s Award in connection with a Participant’s termination of employment, the Participant’s Award or portion which is accelerated shall be paid as soon as administratively practicable following the date of the Participant’s termination of employment, but in no event later than the 15th day of the third month of the year following the year in which the termination of employment occurs.
(d)    Change in Control. Unless the applicable Award Agreement provides otherwise, if the Committee accelerates the vesting of a Participant’s Award in connection with a Change in Control pursuant to Section 8, the Participant’s Award or portion which is accelerated shall be paid as soon as administratively practicable following the date of the Change in Control, but in no event later than the 15th day of the third month of the year following the year in which the Change in Control occurs.
(e)    Participant Designation Not Permitted. The Participant will not be permitted, either directly or indirectly, to designate the year of payment.
9.2.    Payment Medium and Amount. Payment of a Participant’s vested Account for an Award or portion thereof shall be made in cash; provided, however, that the Committee may, in its sole discretion, pay an Account for an Award or portion thereof in a medium other than cash, including shares of the Investment Units to which the Account is allocated. Where payment of a Participant’s vested Account for an Award or portion thereof is to be made in cash, the amount of payment shall be determined based on the Fair Market Value of the Investment Units to which the Participant’s vested Account or portion thereof being paid is allocated and measured.
9.3.    Taxes. The Company, MN Advisors and their Affiliates shall have the authority, duty and power to determine, withhold and report the amount of any applicable employment taxes and any applicable foreign, federal, state, or local taxes as may be required under any applicable provision of the Code and any other applicable law with respect to any amount payable under the Plan.
9.4.    Holding Period. The Committee may require a Participant to hold the cash or other property received in payment of an Award for a specified period following the date of such payment, and may provide for any holding period to expire earlier upon the occurrence of any specified event or in the Committee’s discretion.
10.    No Special Employment or Other Rights
Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company, MN Advisors or any of their Affiliates, or interfere in any way with the right of the Company, MN Advisors or any of their Affiliates, subject to the terms of any separate

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employment or consulting agreement, any provision of law, or the Operating Agreement to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company, MN Advisors or any such Affiliate.
11.    Nonexclusivity of the Plan
The adoption of the Plan by the Company and MN Advisors shall not be construed as creating any limitations on the power of the Company or MN Advisors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of similar awards other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
12.    Section 409A of the Code
Unless the applicable Award Agreement provides otherwise, the Awards are intended to be exempt from the requirements of Section 409A of the Code under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the Treasury Regulations, and the Plan shall be interpreted and administered consistent with such intention. To the extent that an Award is subject to Section 409A of the Code, the Plan shall be interpreted and administered in a manner that will comply with Section 409A of the Code; including to the extent that a payment to a Participant who is a Specified Employee at the time of his or her separation from service is required to be delayed by six months pursuant to Section 409A of the Code, such payment shall be made no earlier than the first day of the seventh month following the Participant’s separation from service and the amount of such payment will equal the sum of the payments that would have been paid to the Specified Employee during the six-month period immediately following the Specified Employee’s separation from service had the payment commenced as of such date, as adjusted pursuant to Section 7.3. Notwithstanding the foregoing, the Company, MN Advisors and their Affiliates makes no representations that the Awards under the Plan are exempt from or comply with Section 409A of the Code, and in no event shall the Company, MN Advisors or any of their Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
13.    Termination and Amendment of the Plan and Awards
The Company and MN Advisors may at any time terminate the Plan or make such modifications of the Plan as they shall deem advisable. Unless the Company and MN Advisors otherwise expressly provide, or may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder without the consent of the recipient of such Award.
The Plan shall take effect on the Effective Date. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board reserves the right to terminate the Plan at any time. No Awards shall be granted under the

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Plan after such termination date. The Plan shall remain in effect with respect to Awards made under the Plan prior to the termination of the Plan until such Awards have been satisfied or terminated in accordance with the terms of the Plan and the applicable Award Agreements.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and further provided that, other than as the Committee may deem necessary or appropriate to comply with or qualify for an exemption from applicable law, including without limitation the provisions of Section 409A of the Code, no amendment or modification of an outstanding Award may adversely affect the rights of the recipient of such Award without his or her consent. An amendment or modification to an Award that is necessary or appropriate to comply with applicable law or that does not adversely affect the rights of the recipient of such Award may be made without the consent of such recipient.
14.    Notices and Other Communications
Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or by facsimile with a confirmation copy by regular, certified or overnight mail, addressed or sent by facsimile, as the case may be, (a) if to the recipient of an Award, at his or her residence address last filed with the Company or MN Advisors, and (b) if to the Company or MN Advisors, at their principal place of business, addressed to the attention of the Managing Member, or to such other address or facsimile number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, when received by the addressee, and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
15.    Governing Law
The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.
16.    Miscellaneous
16.1.    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and shall be administered and interpreted in a manner consistent with that intent. All Accounts and all credits and other adjustments to such Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.
16.2.    Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of

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the Company, MN Advisors or any of their Affiliates. For purposes of the payment of benefits under the Plan, any and all of the assets of the Company, MN Advisors and their Affiliates, shall be, and remain, the general, unpledged unrestricted assets of the Company, MN Advisors and their Affiliates, respectively. The obligation of the Company, MN Advisors or any of their Affiliates under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
16.3.    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
16.4.    Costs of the Plan. The costs and expenses of the Plan shall be borne by the Company, MN Advisors and their Affiliates; provided, however, that the Committee, in its sole discretion, may charge an annual administrative fee to each Participant which shall be deducted from each Participant’s Account during the year in which the fee is assessed.
16.5.    Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
16.6.    Captions. The captions of the sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
16.7.    Successors. The provisions of the Plan shall bind and inure to the benefit of the Company, MN Advisors and their Affiliates and their successors and assigns and the Participant and the Participant’s heirs and assigns.
16.8.    Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
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